UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy – Quotient Limited

Proxy Solicited by Board of Directors for the Annual General Meeting of Shareholders – October 31, 2022

Quotient Head of Legal & Compliance and any director of Quotient Limited, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Quotient Limited to be held on October 31, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees and FOR Proposals 10 through 14.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders

to be held on October 31, 2022. The 2022 Proxy Statement and our Annual Report on Form 10-K for the

fiscal year ended March 31, 2022, are available at www.okapivote.com/Quotient

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE	SEE REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time on October 30, 2022.

Vote by Internet

• Log on to the Internet and go to www.OkapiVote.Com/QTNT

• Follow the steps outlined on the secure website.

Vote by telephone

• At NO CHARGE to you, call toll free (888) 391-6465 within the USA, US territories & Canada any time on a touch tone telephone.

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Annual General Meeting Proxy Card

A – Proposals – The Board of Directors unanimously recommends a vote “FOR” the nominees for Director in Proposals 1-9 and “FOR” the approval of Proposals 10 through 14.

☐ Mark here to vote as the Board recommends.	☐ Mark here to vote FOR all	☐ Mark here to withhold vote from all
	nominees.	nominees.
Election of Directors until the next Annual General Meeting of the Company:	☐ For all EXCEPT – To withhold authority to vote for a nominee, write the
01 – Manuel O. Méndez 02 – Thomas Aebischer 03 – Sophie Bechu 04 – Isabelle Buckle 05 –Frederick Hallsworth 06 – Catherine Larue 07 – Heino von Prondzynski 08 – Zubeen Shroff 09 – John Wilkerson	name of such nominee below.

10. A non-binding, advisory vote on the compensation paid to the Company’s named executive officers, as described in the “Executive Compensation - Compensation Discussion and Analysis” section of the Company’s proxy statement and the related compensation tables, notes and narrative discussion.

11. Proposal to approve the Fourth Amended and Restated 2014 Stock Incentive Plan (the "Fourth Amended and Restated 2014 Plan"), which reflects amendments to the Third Amended and Restated 2014 Stock Incentive Plan (the "2014 Plan") to (a) increase the number of ordinary shares authorized for issuance by 10’000’000 shares, and (b) remove the "evergreen" provision pursuant to which the aggregate number of shares authorized for issuance automatically increases each year.

☐ FOR ☐ AGAINST ☐ ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN

12. Proposal to re-appoint Ernst & Young LLP as the Company’s auditors from the conclusion of this meeting until the next Annual General Meeting of the Company to be held in 2023, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

13. Proposal to vary the rights attaching to the common stock of the Company (ordinary shares) so that the Company acting by its board of directors shall have the power to undertake a reverse stock split (consolidation) of all of the ordinary shares in the capital of the Company in issue at the time of such reverse stock split, at such ratio as shall be determined by the board of directors of the Company, without further approval or authorization of the shareholders (the "Reverse Stock Split"), such power to be subject to the following conditions: (a) the ratio of the Reverse Stock Split must be a whole number between 1-for-10 and 1-for 40; (b) the Reverse Stock Split must be completed no later than the one year anniversary of the date of the Annual General Meetings; (c) with the exact ratio to be set within that range at the discretion of the board of directors, without further approval or authorization of the shareholders, and (d) to the extent the Reverse Stock Split causes any shareholder to hold a fractional number of shares, such fractions shall be dealt with in accordance with article 11.2 of the articles of association of the Company.

☐ FOR ☐ AGAINST ☐ ABSTAIN	☐ FOR ☐ AGAINST ☐ ABSTAIN

14. Proposal to delete article 20.9 in its entirety from the articles of association of the Company and to insert in its place of a new article 20.9 whereby for the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company acting by its board of directors may specify a time in the notice of the meeting, such time being no more than 21 days before the day that notice of the meeting is sent, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN

B. – Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 –Please keep signature within the box.	Signature 2 –Please keep signature within the box.
/ /

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲